FORM OF INDEMNIFICATION AGREEMENT

     THIS INDEMNIFICATION AGREEMENT (this "Agreement") is entered and made effective as of the __ day of October, 2004 by and between Neuberger Berman Real Estate Income Fund Inc., a Maryland corporation (the "Company"), and ___________________ ("Indemnitee"), an individual resident in _______________, with reference to the following facts:

     A. The Company desires the benefits of having Indemnitee serve as an officer and/or director, secure in the knowledge that any expenses, liability and/or losses that may be incurred by Indemnitee as a result of his good faith service to the Company will be borne by the Company or its successors and assigns;

     B. Indemnitee is willing to continue to serve as a director and/or officer of the Company on the condition that he is indemnified by the Company for any such expenses, liability and/or losses;

     C. The Company and Indemnitee recognize that there has been an increase in litigation against corporate directors, officers and agents;

     D. The parties by this Agreement desire to set forth their agreement regarding indemnification;

     NOW, THEREFORE, the parties hereby agree as follows:

     1. DEFINITIONS. For purposes of this Agreement:

     1.1 "Agent" shall mean any person who (a) is or was a director, officer, employee or agent of the Company whether serving in such capacity or as a director, officer, employee, agent, fiduciary or other official of another corporation, joint venture, trust or other enterprise at the request of, for the convenience of, or to represent the interests of the Company.

     1.2 "Disinterested Director" shall mean a director of the Company who is not and was not a party to the Proceeding in respect of which advancement of Expenses or indemnification is being sought by Indemnitee.

     1.3 "Expenses" shall be broadly construed and shall include, without limitation, (a) all direct and indirect costs incurred, paid or accrued, (b) all attorneys' fees, retainers, court costs, transcripts, fees of experts, witness fees, travel expenses, food and lodging expenses while traveling, duplicating costs, printing and binding costs, telephone charges, postage, delivery service, freight or other transportation fees and expenses, (c) all other disbursements and out-of-pocket expenses, (d) amounts paid in settlement, to the extent not prohibited by Maryland Law, and (e) reasonable compensation for time spent by Indemnitee for which he is otherwise not compensated by the Company or any third party; actually and reasonably incurred in connection with or arising out of a Proceeding, including a Proceeding by Indemnitee to establish or enforce a right to advancement of Expenses indemnification under this Agreement, applicable law or otherwise.

     1.4 "Independent Counsel" shall mean a law firm or a member of a law firm that neither is presently nor in the past five years has been retained to represent: (a) the Company, an affiliate of the Company or Indemnitee in any matter material to either party or (b) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term "Independent Counsel" shall not include any person who, under the applicable standards of professional conduct then prevailing would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee's right to advancement of Expenses indemnification under this Agreement.

     1.5 "Liabilities" shall mean liabilities of any type whatsoever, including, but not limited to, judgments or fines, ERISA or other excise taxes and penalties, and amounts paid in settlement (including all interest, assessments or other charges paid or payable in connection with any of the foregoing) actually and reasonably incurred by Indemnitee in connection with a Proceeding.

     1.6 "Maryland Law" means Maryland corporate law, as amended and in effect from time to time, or any successor or other statutes of Maryland having similar import and effect.

     1.7 "Proceeding" shall mean any pending, threatened or completed action, hearing, suit or any other proceeding, whether civil, criminal, arbitrative, administrative, investigative or any alternative dispute resolution mechanism, including without limitation any such Proceeding brought by or in the right of the Company.

     2. EMPLOYMENT RIGHTS AND DUTIES. Subject to any other obligations imposed on either of the parties by contract or by law, and with the understanding that this Agreement is not intended to confer employment rights on any party which it did not possess on the date of its execution, Indemnitee agrees to continue to serve as a director or officer so long as he is duly appointed or elected and qualified in accordance with the applicable provisions of the Charter (the "Charter") and Bylaws (the "Bylaws") of the Company and until such time as he resigns or fails to stand for election or until his employment terminates. Indemnitee may from time to time also perform other services at the request, or for the convenience of, or otherwise benefiting the Company. Indemnitee may at any time and for any reason resign or (subject to applicable provisions of Maryland Law and the Company's Charter and Bylaws) be removed from such position (subject to any other contractual obligation or other obligation imposed by operation of law), in which event the Company shall have no obligation under this Agreement to continue Indemnitee in any such position.

     2.1 DIRECTORS' AND OFFICERS' INSURANCE.

         (a) The Company hereby covenants and agrees that, so long as Indemnitee shall continue to serve as a director or officer of the Company, and thereafter so long as Indemnitee shall be subject to any possible Proceeding arising from, in connection with or touching upon his service to the Company, the Company, subject to Section 2.1(c) shall maintain

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

     directors' and officers' insurance in the amount of $25 million ($25,000,000) in full force and effect.

         (b) In all policies of directors' and officers' insurance maintained by the Company (or its directors or officers at the Company's direct or indirect expense), Indemnitee shall be named as an insured in such a manner as to provide Indemnitee the same rights and benefits, subject to the same limitations, as are accorded to the Company's directors or officers most favorably insured by such policy.

         (c) The Company shall have no obligation to maintain directors' and officers' insurance if the Company determines in good faith that such insurance is not reasonably available, the premium costs for such insurance are grossly disproportionate to the amount of coverage provided, or the coverage provided by such insurance is limited by exclusions so as to provide a grossly insufficient benefit to the party named in this Agreement.

     3. INDEMNIFICATION. The Company shall indemnify Indemnitee to the fullest extent authorized or permitted by Maryland Law and the Investment Company Act of 1940, as amended (the "1940 Act") and the provisions of the Charter and Bylaws of the Company, as in effect on the date hereof, and as Maryland Law, the 1940 Act, the Charter and Bylaws may from time to time be amended (but, in the case of any such amendment, only to the extent such amendment permits the Company to provide broader advancement of Expenses and indemnification rights than Maryland Law, the 1940 Act, the Charter and/or Bylaws permitted the Company to provide before such amendment). The Company shall indemnify, and shall pay Expenses to, Indemnitee (a) as specifically provided in this Agreement and (b) otherwise to the fullest extent permitted by applicable law in effect on the date hereof and as amended from time to time. Any change after the date of this Agreement in any applicable law that narrows the right of the Company to indemnify an Indemnitee shall have no effect on this Agreement or the parties' rights and obligations under this Agreement except to the extent required by such law. The rights to advancement of Expenses and indemnification conferred in the Charter and Bylaws shall be presumed to have been relied upon by Indemnitee in serving or continuing to serve the Company as a director or officer and shall be enforceable as a contract right. Without in any way diminishing the scope of the advancement of Expenses or indemnification provided by the Charter, Bylaws and this Section 3, the Company shall advance Expenses to and indemnify Indemnitee if and whenever he is or was a witness or party to, or is threatened to be made a witness or a party to, any Proceeding, by reason of the fact that he is or was an Agent or by reason of anything done or not done, or alleged to have been done or not done, by him in such capacity, against all Expenses and Liabilities actually and reasonably incurred by Indemnitee or on his behalf in connection with the investigation, defense, settlement or appeal of such Proceeding. In addition to, and not as a limitation of, the foregoing, the rights of advancement of Expenses or indemnification of Indemnitee provided under this Agreement shall include those rights set forth in Sections 4, 5 and 6 below.

     4. PAYMENT OF EXPENSES. All Expenses incurred by or on behalf of Indemnitee shall be advanced by the Company to Indemnitee in accordance with Section 5 below, whether incurred prior to or after final disposition of a Proceeding (unless there has been a final determination by a court of competent jurisdiction that Indemnitee is not entitled to be indemnified for such

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

Expenses). Indemnitee's entitlement to advancement of Expenses shall include those incurred in connection with any Proceeding by Indemnitee seeking a determination, an adjudication or an award in arbitration pursuant to this Agreement. The requests for payment shall reasonably evidence the Expenses incurred by Indemnitee in connection therewith. Indemnitee hereby undertakes to repay the amounts advanced if it shall ultimately be determined that Indemnitee is not entitled to be indemnified pursuant to the terms of this Agreement.

     5. PROCEDURE FOR DETERMINATION OF ENTITLEMENT TO ADVANCEMENT OF EXPENSES OR INDEMNIFICATION; PROMPT PAYMENT.

     5.1 Whenever Indemnitee believes that he is entitled to advancement of Expenses or indemnification pursuant to this Agreement, Indemnitee shall submit a written request for advancement of Expenses or indemnification (the "Request") to the Company to the attention of the administrator of the Company ("Administrator") with a copy to the Secretary. The Request shall include documentation or information which is necessary for the determination of entitlement to advancement of Expenses or indemnification and which is reasonably available to Indemnitee. Determination of Indemnitee's entitlement to advancement of Expenses or indemnification shall be made no later than 30 days after receipt of the Request. The Administrator and the Secretary shall each, promptly upon receipt of Indemnitee's Request for advancement of Expenses or indemnification, advise the Board in writing that Indemnitee has made such Request for advancement of Expenses or indemnification.

     5.2 The Request shall set forth Indemnitee's selection of one of the following forums, which shall determine whether Indemnitee is entitled to advancement of Expenses or indemnification:

         (a) A majority vote of a quorum of Disinterested Directors, or, if a quorum cannot be obtained, a majority vote of a committee of two or more Disinterested Directors, or, if there be no Disinterested Directors or if the Disinterested Directors so direct, a written opinion of an Independent Counsel;

         (b) A majority vote of the Company's stockholders at a meeting at which a quorum is present, with the shares owned by the Indemnitee not being entitled to vote thereon;

         (c) The court in which the Proceeding is or was pending upon application by Indemnitee; or

         (d) An Independent Counsel selected by Indemnitee.

     Determination of Indemnitee's entitlement to advancement of Expenses or indemnification shall be made no later than 30 days after receipt of the Request if the Indemnitee chooses forum (a) or (d) above. If the Indemnitee chooses forum (b) above, the Board of Directors shall within 30 days of receipt of such Request call a special meeting of stockholders to consider such Request.

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

     If an Independent Counsel is selected, then the Independent Counsel shall, among other things, determine whether and to what extent Indemnitee is permitted to be advanced Expenses or indemnified under applicable law and shall render a written opinion to the Company and Indemnitee to such effect.

     The Company agrees to bear any and all costs and Expenses incurred by Indemnitee or the Company in connection with the determination of Indemnitee's entitlement to indemnification by any of the above forums.

     5.3 Within 5 days following a determination, by any method permitted under this Agreement (including any method of appealing a decision), that an Indemnitee is entitled to advancement of Expenses or indemnification, the Company shall deliver to the Indemnitee the full amount of Expenses or indemnification to which he is then entitled, by certified check or readily available funds deposited to an account named by the Indemnitee.

     6. PRESUMPTIONS AND EFFECT OF CERTAIN PROCEEDINGS. No initial finding by the Board of Directors, its counsel, an Independent Counsel, arbitrators or the stockholders shall be effective to deprive Indemnitee of the protection of this advancement of Expenses or indemnity, nor do the parties intend that a court or other forum to which Indemnitee may apply for enforcement of this advancement of Expenses or indemnity give any weight to any such adverse finding in deciding any issue before it. Upon making a request for advancement of Expenses or indemnification, Indemnitee shall be presumed to be entitled to advancement of Expenses or indemnification under this Agreement and the Company shall have the burden of proof to overcome that presumption in reaching any contrary determination. The termination of any Proceeding by judgment, order, settlement, arbitration award or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, (a) adversely affect the rights of Indemnitee to advancement of Expenses or indemnification except as they may be expressly prohibited under this Agreement, (b) create a presumption that Indemnitee did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company or (c) with respect to any criminal action or proceeding, create a presumption that Indemnitee had reasonable cause to believe that his conduct was unlawful.

     7. REMEDIES OF INDEMNITEE IN CASES OF DETERMINATION NOT TO INDEMNIFY OR TO ADVANCE EXPENSES.

     7.1 In the event that (a) an initial determination is made that Indemnitee is not entitled to indemnification, (b) advances for Expenses are not made when and as required by this Agreement, (c) payment has not been timely made following a determination of entitlement to advancement of Expenses or indemnification pursuant to this Agreement or (d) Indemnitee otherwise seeks enforcement of this Agreement, Indemnitee shall be entitled to a final adjudication in an appropriate court of the State of Maryland (or other appropriate court, if the Indemnitee determines in good faith that Company or its successors or assigns are beyond the jurisdiction of the Maryland courts) of his entitlement to such indemnification or advance. Alternatively, Indemnitee at his option may seek an award in arbitration. If the parties are unable to agree on an arbitrator, the parties shall provide to the American Arbitration Association ("AAA") a statement of the nature of the dispute and the desired qualifications of the arbitrator. AAA will provide the parties with a list of three available arbitrators. Each party may strike one of the names on the list,

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

and the remaining person will serve as the arbitrator. If both parties strike the same person, AAA will select the arbitrator from the other two names. All parties shall follow a schedule established by the arbitrator intended to result in the arbitration award being made within 90 days following the demand for arbitration. Except as set forth herein, the relevant provisions of Maryland Law shall apply to any such arbitration. The Company shall not oppose Indemnitee's right to seek any such adjudication or arbitration award. In any such, proceeding or arbitration, Indemnitee shall be presumed to be entitled to advancement of Expenses or indemnification under this Agreement and the Company shall have the burden of proof to overcome that presumption.

     7.2 An initial determination, in whole or in part, that Indemnitee is not entitled to advancement of Expenses or indemnification shall create no presumption in any judicial proceeding or arbitration that Indemnitee has not met the applicable standard of conduct for, or is otherwise not entitled to, advancement of Expenses or indemnification.

     7.3 If an initial determination is made or deemed to have been made pursuant to the terms of this Agreement that Indemnitee is entitled to advancement of Expenses or indemnification, the Company shall be bound by such determination in the absence of (a) a misrepresentation of a material fact by Indemnitee in the Request or (b) a specific finding (which has become final) by a court of competent jurisdiction that all or any part of such advancement of Expenses or indemnification is expressly prohibited by law.

     7.4 The Company and Indemnitee agree herein that a monetary remedy for breach of this Agreement at some later date will be inadequate, impracticable and difficult to prove, and further agree that such breach would cause Indemnitee irreparable harm. Accordingly, the Company and Indemnitee agree that Indemnitee shall be entitled to temporary and permanent injunctive relief to enforce this Agreement without the necessity of proving actual damages or irreparable harm. The Company and Indemnitee further agree that Indemnitee shall be entitled to such injunctive relief, including temporary restraining orders, preliminary injunctions and permanent injunctions, without the necessity of posting bond or other undertaking in connection therewith. The Company hereby waives any such requirement of bond or undertaking by the Indemnitee, and the Company acknowledges that in the absence of such a waiver, a bond or undertaking may be required of the Company by the court.

     7.5 The Company shall be precluded from asserting that the procedures and presumptions of this Agreement are not valid, binding and enforceable. The Company shall stipulate in any such court or before any such arbitrator that the Company is bound by all the provisions of this Agreement and is precluded from making any assertion to the contrary.

     7.6 Expenses incurred by Indemnitee in connection with his request for advancement of Expenses or indemnification under, seeking enforcement of or to recover damages for breach of this Agreement shall be borne and advanced by the Company.

     8. OTHER RIGHTS TO INDEMNIFICATION. Indemnitee's rights of indemnification and advancement of Expenses provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may now or in the future be entitled to under applicable law, the Charter, the Bylaws, an employment

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

agreement, a vote of stockholders or Disinterested Directors, insurance or other financial arrangements or otherwise.

     9. LIMITATIONS ON INDEMNIFICATION. No indemnification shall be paid or Expenses advanced by the Company in the following circumstances:

     9.1 INSURANCE. To the extent that Indemnitee is reimbursed pursuant to such insurance as may exist for Indemnitee's benefit. Notwithstanding the availability of such insurance, Indemnitee also may claim indemnification from the Company pursuant to this Agreement by assigning to the Company any claims under such insurance to the extent Indemnitee is paid by the Company. Indemnitee shall reimburse the Company for any sums he receives as advancement of Expenses or indemnification from other sources to the extent of any amount paid to him for that purpose by the Company;

     9.2 SECTION 16(b). On account and to the extent of any wholly or partially successful claim against Indemnitee for an accounting of profits made from the purchase or sale by Indemnitee of securities of the Company pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended, or similar provisions of any federal, state or local statutory law;

     9.3 INDEMNITEE'S PROCEEDINGS. Except as otherwise provided in this Agreement, in connection with all or any part of a Proceeding which is initiated or maintained by or on behalf of Indemnitee, or any Proceeding by Indemnitee against the Company or its directors, officers, employees or other agents, unless (a) such advancement of Expenses or indemnification is expressly required to be made by Maryland Law, (b) the Proceeding was authorized by a majority of the Disinterested Directors, or (c) such advancement of Expenses or indemnification is provided by the Company, in its sole discretion, pursuant to the powers vested in the Company under Maryland Law or the 1940 Act;

     9.4 1940 ACT. On account of any liability to the Company or its shareholders by reason of a final adjudication by the court or other body before which the Proceeding was brought that Indemnitee engaged in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of that individual's office; or

     9.5 IMPROPER PERSONAL BENEFIT. With respect to any proceeding charging improper personal benefit to the Indemnitee, whether or not involving action in the Indemnitee's official capacity, in which the Indemnitee was adjudged to be liable on the basis that personal benefit was improperly received.

     10. DURATION AND SCOPE OF AGREEMENT; BINDING EFFECT. This Agreement shall continue so long as Indemnitee shall be subject to any possible Proceeding subject to advancement of Expenses or indemnification by reason of the fact that he is or was an Agent and shall be applicable to Proceedings commenced or continued after execution of this Agreement, whether arising from acts or omissions occurring before or after such execution. This Agreement shall be binding upon and shall inure to the benefit of the Company and its successors, assigns, shareholders, directors, officers, agents and employees (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business, assets or outstanding securities of

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

the Company) and shall also be binding upon and shall inure to the benefit of Indemnitee and his spouse, assigns, successors, heirs, devisees, executors, administrators and other legal representatives.

     11. NOTICE BY INDEMNITEE AND DEFENSE OF CLAIMS. Indemnitee agrees promptly to notify the Company in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any matter which may be subject to advancement of Expenses or indemnification hereunder, whether civil, criminal, arbitrative, administrative or investigative; but the omission so to notify the Company will not relieve the Company from any liability which it may have to Indemnitee if such omission does not actually prejudice the Company's rights and, if such omission does prejudice the Company's rights, it will relieve the Company from liability only to the extent of such prejudice; nor will such omission relieve the Company from any liability which it may have to Indemnitee otherwise than under this Agreement. With respect to any Proceeding:

         (a) The Company will be entitled to participate therein at its own expense;

         (b) Except as otherwise provided below, to the extent that it may wish, the Company jointly with any other advancing or indemnifying party similarly notified will be entitled to assume the defense thereof, with counsel reasonably satisfactory to Indemnitee. Except as otherwise provided below, the Company will not be liable to Indemnitee under this Agreement for any attorney's fees or costs incurred by Indemnitee in connection with Indemnitee's defense after notice from the Company to Indemnitee of its election so to assume the defense thereof and the assumption of such defense. Indemnitee shall have the right to employ his counsel in such Proceeding but the fees and Expenses of such counsel incurred after notice from the Company of its assumption of the defense thereof and the assumption of such defense shall be at the expense of Indemnitee unless (i) the employment of counsel by Indemnitee has been authorized by the Company,
     (ii) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and Indemnitee in the conduct of the defense of such action or that the Company's counsel may not be adequately representing Indemnitee or (iii) the Company shall not in fact have employed counsel to assume the defense of such action, in each of which-cases the fees and expenses of counsel retained by the Indemnitee shall be at the expense of the Company; and

         (c) The Company shall not be liable to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any action or claim effected without the Company's written consent. The Company shall not settle any action or claim that would impose any limitation or penalty on Indemnitee without Indemnitee's written consent. Neither the Company nor Indemnitee will unreasonably withhold consent to any proposed settlement.

     12. CONTRIBUTION. In order to provide for just and equitable contribution in circumstances in which the advancement of Expenses or indemnification provided for in this Agreement is held by a court of competent jurisdiction to be unavailable to Indemnitee, in whole or part, the Company shall, in such an event, after taking into account, among other things, contributions by other directors and officers of the Company pursuant to indemnification agreements or

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

otherwise, and, in the absence of personal enrichment, acts of intentional fraud or dishonesty or criminal conduct on the part of Indemnitee, contribute to the payment of Indemnitee's losses to the extent that, after other contributions are taken into account, such losses exceed in the case of a director of the Company or any of its subsidiaries who is not an officer of the Company or any of such subsidiaries, the amount of fees paid to the director for serving as a director during the 12 months preceding the commencement of the Proceeding (or, if not a director during all or part of those 12 months, then for the final 12 full months during which such person did serve as director). Where directors' fees are allocated among the Company and other funds in the Neuberger Berman complex, the amount of the fees attributable to the Company shall be determined for purposes of this section by reference to the Company's most recent audited financial statements.

     13. MISCELLANEOUS PROVISIONS.

     13.1 SEVERABILITY; PARTIAL INDEMNITY. If any provision or provisions of this Agreement (or any portion thereof) shall be held by a court of competent jurisdiction to be invalid, illegal or unenforceable for any reason whatever:
(a) such provision shall be limited or modified in its application to the minimum extent necessary to avoid the invalidity, illegality or unenforceability of such provision; (b) the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby; and (c) to the fullest extent possible, the provisions of this Agreement shall be construed so as to give effect to the intent manifested by the provision (or portion thereof) held invalid, illegal or unenforceable. If Indemnitee is entitled under any provision of this Agreement to advancement of Expenses or indemnification by the Company for some or a portion of any Expenses or Liabilities of any type whatsoever incurred by him in the investigation, defense, settlement or appeal of a Proceeding but not entitled to all of the total amount thereof, the Company shall nevertheless advance to indemnify Indemnitee for such total amount except as to the portion thereof for which it has been determined pursuant to Section 5 hereof that Indemnitee is not entitled.

     13.2 COUNTERPART SIGNATURE PAGES. This Agreement may be executed in one or more counterparts, each of which shall be deemed original, and all of which together shall constitute one and the same instrument. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.

     13.3 INTERPRETATION OF AGREEMENT. It is understood that the parties hereto intend this Agreement to be interpreted and enforced so as to provide advancement of Expenses and indemnification to Indemnitee to the fullest extent not now or hereafter prohibited by law.

     13.4 HEADINGS. The headings of the Sections and paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

     13.5 PRONOUNS. Use of the masculine pronoun shall be deemed to include use of the feminine pronoun where appropriate.

     13.6 MODIFICATION AND WAIVER. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties to this Agreement. No waiver of any provision of this Agreement shall be


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deemed to constitute a waiver of any of the other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver. No waiver of any provision of this Agreement shall be effective unless executed in writing.

     13.7 NOTICES. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if (i) delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed or (ii) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed:

                  IF TO INDEMNITEE, TO:



                  IF TO THE COMPANY OR TO THE ADMINISTRATOR:

                  Neuberger Berman Real Estate Income Fund Inc.
                  605 Third Avenue, Second Floor
                  New York, NY  10158-0180


                  WITH A COPY TO COMPANY SECRETARY:

                  Claudia A. Brandon, Secretary
                  Neuberger Berman Real Estate Income Fund Inc.
                  605 Third Avenue, Second Floor
                  New York, NY  10158-0180

or to such other address as may have been furnished to Indemnitee by the Company or to the Company by Indemnitee, as the case may be.

     13.8 GOVERNING LAW. The parties agree that this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Maryland as applied to contracts between Maryland residents entered into and to be performed entirely within Maryland.

     13.9 CONSENT TO JURISDICTION. The Company and Indemnitee each hereby irrevocably consent to the jurisdiction of the courts of the State of Maryland for all purposes in connection with any action or proceeding that arises out of or relates to this agreement.

     13.10 ENTIRE AGREEMENT. This Agreement represents the entire agreement between the parties hereto, and there are no other agreements, contracts or understanding between the parties hereto with respect to the subject matter of this Agreement, except as specifically referred to herein or as provided in Sections 2.1 and 8 hereof.

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


     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.



                                              NEUBERGER BERMAN REAL ESTATE
                                              INCOME FUND INC.



                                              By
                                                --------------------------------

                                              Name:
                                                   -----------------------------

                                              Title:
                                                    ----------------------------



                                              INDEMNITEE


                                              By
                                                --------------------------------

                                              Name:
                                                   -----------------------------

                                              Title:
                                                    ----------------------------



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